ADDENDUM TO INVESTMENT ADVISORY AGREEMENT

FISCAL YEAR-END 09/30/2016

Calvert Social Investment Fund
Calvert World Values Fund, Inc.
Calvert Responsible Index Series, Inc.
The Calvert Fund
Calvert Impact Fund, Inc.

Calvert Investment Management, Inc. (“Calvert” or the “Advisor”) is the investment advisor to the above-referenced registered investment companies (“Funds”). Calvert has agreed, with the respective Funds, to contractually limit (direct/ or direct ordinary) net annual fund operating expenses of the Funds through January 31, 2017, as follows. This expense limitation does not limit the acquired fund fees and expenses incurred by a shareholder. Under the terms of the contractual expense limitation, operating expenses do not include interest expense, brokerage commissions, extraordinary expenses, and taxes. To the extent any expense offset arrangement reduces Fund expenses, Calvert's obligation under this agreement is reduced and Calvert shall also benefit from the expense offset arrangement. The below figures are expressed as a percentage of average net assets.

	Class A	Class C	Class I	Class Y	Class R
Calvert Social Investment Fund[1]
Calvert Balanced Portfolio			0.62%	0.73%
Calvert Equity Portfolio				0.96%
Calvert Bond Portfolio				0.64%
Calvert Large Cap Core Portfolio			0.81%	1.07%
Calvert Conservative Allocation Fund	0.44%	1.19%
Calvert Moderate Allocation Fund	0.44%	1.19%
Calvert Aggressive Allocation Fund	0.43%	1.18%

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1 Calvert has further agreed to contractually limit direct net annual fund operating expenses for Calvert Balanced Portfolio Class Y to 3.00% through January 31, 2025; for Calvert Large Cap Core Portfolio Class Y to 3.00% through January 31, 2024; and Calvert Bond Portfolio Class Y to 3.00% through January 31, 2021.

	Class A	Class C	Class I	Class Y	Class R
Calvert World Values Fund[2]
Calvert International Equity Fund	1.38%	2.14%	0.95%	1.13%
Calvert Capital Accumulation Fund	1.59%	2.34%	0.86%	1.44%
Calvert International Opportunities Fund	1.66%	2.41%	1.20%	1.41%
Calvert Emerging Markets Equity Fund	1.62%	2.37%	1.27%	1.37%

Calvert Responsible Index Series, Inc.[3]
Calvert U.S. Large Cap Core Responsible Index Fund	0.54%	1.29%	0.19%	0.29%
Calvert U.S. Large Cap Growth Responsible Index Fund	0.57%	1.32%	0.22%	0.32%
Calvert U.S. Large Cap Value Responsible Index Fund	0.57%	1.32%	0.22%	0.32%
Calvert U.S. Mid Cap Core Responsible Index Fund	0.57%	1.32%	0.22%	0.32%
Calvert Developed Markets Ex-U.S. Responsible Index Fund	0.62%	1.37%	0.27%	0.37%

The Calvert Fund[4]
Calvert Income Fund			0.84%	1.09%	1.47%
Calvert Short Duration Income Fund	1.08%		0.75%	0.95%
Calvert High Yield Bond Fund	1.07%	1.82%	0.74%	0.82%
Calvert Long-Term Income Fund	1.25%		0.55%
Calvert Ultra-Short Income Fund	0.89%		0.50%	0.84%

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2 Calvert has further agreed to contractually limit direct net annual fund operating expenses for Calvert International Equity Fund Class Y, Calvert International Opportunities Fund Class Y and Calvert Emerging Markets Equity Fund Class Y to 3.00%, and for Calvert Emerging Markets Equity Fund Class C to 5.00% (through January 31, 2024 for Calvert Emerging Markets Equity Fund; through January 31, 2023 for Calvert International Opportunities Fund; and through January 31, 2021 for Calvert International Equity Fund).
3 Calvert has further agreed to contractually limit direct annual fund operating expenses through January 31, 2026 to 3.00% for Class A and Class Y shares of Calvert U.S. Large Cap Growth Responsible Index Fund and Calvert U.S. Large Cap Value Responsible Index Fund, to 5.00% for Class C shares of Calvert U.S. Large Cap Growth Responsible Index Fund and Calvert U.S. Large Cap Value Responsible Index Fund, and to 2.00% for Class I shares of Calvert U.S. Large Cap Growth Responsible Index Fund and Calvert U.S. Large Cap Value Responsible Index Fund.
4 Calvert has further agreed to contractually limit direct net operating expenses for Calvert Ultra-Short Income Fund Class I to 3.00% through January 31, 2025; for Calvert Long-Term Income Fund Class I to 2.00% through January 31, 2026; and Calvert High Yield Bond Fund Class Y to 3.00% through January 31, 2023.

	Class A	Class C	Class I	Class Y	Class R

Calvert Impact Fund, Inc.[5]
Calvert Small Cap Fund	1.37%	2.12%	0.92%	1.12%
Calvert Global Energy Solutions Fund	1.85%	2.60%	1.40%	1.60%
Calvert Global Water Fund	1.85%	2.85%	1.29%	1.60%
Calvert Green Bond Fund	0.88%		0.50%	0.63%

For Funds:	/s/ Lancelot A. King	For Calvert:	/s/ Vicki L. Benjamin
	Lancelot A. King, Assistant Vice		Vicki L. Benjamin, Chief Financial Officer,
	President and Secretary		Chief Administrative Officer and Treasurer

Date:                     Date:

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5 Calvert has further agreed to contractually limit direct net annual fund operating expenses for Calvert Global Energy Solutions Fund Class Y and Calvert Global Water Fund Class Y to 3.00% through January 31, 2023; for Calvert Global Water Fund Class I and Calvert Global Energy Solutions Fund Class I to 2.00% through January 31, 2026; and for Calvert Green Bond Fund Class Y to 3.00% through January 31, 2025.